REVOLVING CREDIT PROMISSORY NOTE

$4,000,000                                                Baltimore, Maryland
                                                          February 7, 1996

     Pursuant to the terms of an Assets Exchange Agreement, dated the date hereof, by and among Amertranz Worldwide Holding Corp., TIA, Inc. ("Tradewinds") and Caribbean Freight Systems, Inc. ("CAS"), among others (the "Assets Exchange Agreement"), Tradewinds and CAS agreed to make available to Caribbean Air Services, Inc., for a period of 150 days following the date hereof, the net cash collections (i.e., the amount of the gross cash collections less all unpaid costs arising out of or resulting from the services which generated such cash collections, including income taxes payable by the beneficiary of such cash collections attributable thereto) from the receivables collected pursuant to
Section 5.2 of the Assets Exchange Agreement, up to a maximum of $4,000,000 outstanding at any time (hereinafter, the "Net Cash Collections"). In addition, Tradewinds and/or CAS may, in their or its discretion, advance other funds to Caribbean Air Services, Inc. during such period (the "Lender Discretionary Advances"), provided that the total of the Lender Discretionary Advances and the Net Cash Collections outstanding at any time does not exceed $4,000,000.

     NOW THEREFORE, FOR VALUE RECEIVED, CARIBBEAN AIR SERVICES, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of TIA, INC., a Delaware corporation and CARIBBEAN FREIGHT SYSTEMS, INC., a Delaware corporation, jointly (collectively, the "Lender"), in lawful money of the United States of America and in immediately available funds, at 112 East 25th Street, Baltimore, Maryland 21218, or at such other place as may be designated by notice given by the holder hereof at least five days prior to the date such payment is due, the principal sum of $4,000,000, or such portion of such amount which has been advanced by Lender to Borrower pursuant to the terms hereof and is then currently outstanding. The following terms shall apply to this Note.

     1. Terms of Revolving Credit. The loan evidenced by this Note shall be a revolving credit facility (hereinafter, the "Revolving Credit") in the amount of the Net Cash Collections plus the Lender Discretionary Advances, up to a maximum total of $4,000,000, on the following terms and conditions:

     a. The term of the Revolving Credit shall begin on the date hereof and shall end on the 151st day following the date hereof or sooner upon the occurrence of a Default hereunder.

     b. No interest shall accrue on advances which are Net Cash Collections until maturity. Interest on advances which are Lender Discretionary Advances shall accrue from the date of each such advance at the greater of (i) 1.0% per month, or (ii) the floating and fluctuating per annum rate of interest equal to the prime rate of interest as published in The Wall Street Journal or any successor publication from time to time (or the average of such rates if more than one such rate is so published) (the "Prime Rate") plus 4.0%, with changes in the Prime Rate effective as of the effective date of each change in the Prime Rate.


     c. Advances under the Revolving Credit may be made in accordance with the terms of this Note, upon receipt by Lender of a written request therefor signed by Borrower,


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specifying  the need for,  applications  of,  and  amounts  of such  funds;  and disbursements of such advances shall be made no more than one time per week. At no time shall the aggregate obligation of Borrower to Lender exceed $4,000,000 at any time outstanding. Borrower may at any time repay all or any part of said loans under the Revolving Credit. Thereafter, Borrower may receive further advances, consistent with the terms and conditions hereof.

     d. Borrower may prepay under this Note at any time in any amount without premium or penalty.

     e. Amounts borrowed under the Revolving Credit shall be used for the purposes specified in Section 5.3 of the Assets Exchange Agreement.

     2. Repayment. Amounts advanced under this Note shall be repaid each Monday to the extent of all revenues of the Borrower in excess of the then-current operating expenses of the Borrower. The entire unpaid balance due under this Note together with all accrued and unpaid interest and other charges hereunder shall be paid in full on the 151st day following the date hereof ("maturity") or sooner upon the occurrence of a Default hereunder.

     The Borrower covenants and agrees to use its reasonable best efforts to replace the credit facility provided by the terms of this Note and, upon such replacement, to repay all amounts due under this Note as soon as possible prior to maturity.

     3. Conditions of Lending. This Note and any and all advances under the Revolving Credit are and shall at all times be subject to the following:

     a. The representations and warranties of Borrower to Lender herein and in the Assets Exchange Agreement shall be complete and accurate on the date hereof and on and as of the date of each advance under the Revolving Credit with the same effect as though such representations and warranties had been made on and as the such date.

     b. All covenants and agreements required to be performed by Borrower hereunder and under the Assets Exchange Agreement shall have been performed to the satisfaction of Lender as and when required.

     c. On the date hereof and on and as of the date of each advance under the Revolving Credit, no Default shall have occurred and no condition, event or act which, with the giving of notice or the lapse of time or both, would constitute a Default shall have occurred or shall exist.

     4.  Application of Payments.  All payments made hereunder  shall be applied first to unpaid expenses and other charges hereunder, next to accrued and unpaid interest, and then to principal.

     5. Security. The obligations of the Borrower under this Note are guaranteed by the Guarantors pursuant to the terms of the Guarantee Agreements of even date herewith,


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copies of which are attached hereto  (collectively,  the  "Guarantee"),  and are secured pursuant to the terms of the Security Agreements of even date herewith and the Stock Pledge Agreement of even date herewith, copies of which are attached hereto (collectively, the "Security Agreements").

     6. Default. All amounts due under this Note shall, at the option of Lender, be immediately due and payable upon the occurrence of any of the following events of default (each of which shall be hereinafter referred to as a "Default"): (a) a default in the payment, when due or payable, of any obligation of Borrower under this Note; (b) the Borrower shall (i) apply for or consent to the appointment of, or there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Borrower, or a substantial portion of the Borrower's property, (ii) become generally unable to pay the Borrower's debts as they become due, (iii) make a general assignment for the benefit of creditors or become insolvent, or (iv) become the debtor party, voluntarily or involuntarily, to any proceeding under the U.S. Bankruptcy Code or any similar federal or state statute; (c) a default by any Obligor or Amertranz (as those terms are defined in the Security Agreements) shall occur or event of default shall be continuing under any of the Security Agreements; (d) a default by any Guarantor (as defined in the Guarantee) shall occur or event of default shall be continuing under the Guarantee; (e) a default shall occur under the Holding Promissory Note (as defined in the Assets Exchange Agreement); (f) the Borrower liquidates, dissolves, or otherwise terminates or ceases to exist, merges, consolidates or enters into a share exchange, or ceases to engage in business;
(g) the Borrower sells, assigns, pledges or otherwise transfers, distributes, encumbers or leases all or any substantial portion of its assets outside the ordinary course of the Borrower's business, except with the Lender's consent;
(h) failure of a "Condition of Lending" described hereinabove in Section 3.

     7. Acceleration Upon Default. Upon the occurrence of a Default, Lender may, at its option, in its sole and absolute discretion and without notice or demand, declare the entire unpaid balance of principal plus accrued interest and any other sums payable hereunder immediately due and payable.

     8. Expenses of Collection. The Borrower promises to pay to the order of the Lender, upon demand, all reasonable costs and expenses of collection of this Note, including, but not limited to, attorneys' fees and expenses, plus interest on all such costs and expenses from the date of demand at the rate in effect from time to time under this Note.


     9. Default Interest Rate. Upon the occurrence of a Default other than a default in the payment at maturity of all amounts due under this Note, the rate of interest accruing on the disbursed unpaid principal balance shall automatically and without further action by Lender be increased to the default rate of interest under the Holding Promissory Note, independent of whether Lender elects to accelerate the unpaid principal balance as a result of such default. Upon the occurrence of a Default due to a default in the payment at maturity of all amounts due under this Note, whether or not Lender elects to accelerate the unpaid principal balance as a result of such default, the per annum rate of interest accruing on the unpaid principal balance shall automatically and without further action by Lender be increased to the


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lower of (i) the rate of interest  accruing on the credit  facility  pursuant to the Purchase and Sale Agreement dated March 16, 1995, as amended, between Fidelity Funding of California, Inc., and Amertranz Worldwide, Inc. (one of the Guarantors hereunder), or the successor to such credit facility, plus 4.0%, or
(ii) the maximum rate permitted by applicable law.

     10. Confession of Judgment. The Borrower hereby empowers any attorney or the clerk of any court of record within the United States or elsewhere to appear for the Borrower before any court having jurisdiction upon a Default and to confess judgment against the Borrower for the then unpaid amount of the Principal Sum, all late charges then due, all accrued and unpaid interest, plus reasonable attorneys' fees, together with costs of suit, hereby waiving and releasing presentment, demand for payment, protest, notice of non-payment or error and all rights of exemption, appeal, modification, vacation, stay of execution, inquisition and extension upon any levy on real estate or personal property to which Borrower may be entitled under the laws of any state or territory of the United States now in force or which hereafter may be passed. The inclusion of a fixed amount of attorneys' fees in any confessed judgment shall not limit the Borrower's liability under this Note for all costs of collection, including attorneys' fees and expenses.

     11. Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees and costs) shall bear interest at the higher of (i) the highest rate authorized under this Note as of the date of entry of the judgment, or (ii) the highest rate permitted by law as of the date of entry of judgment.

     12. Waiver of Protest. Borrower hereby waives presentment, notice, protest, notice of acceptance of this Note, notice of loans made, credit extended, and all other action taken in reliance hereon and all other demands and notices of any type.

     13. Waiver. No failure or delay by the holder hereof to insist upon the strict performance of any term, provision, or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, provision or agreement or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to have waived the right either to require prompt payment when due of all other amounts due under this Note, or to declare a default hereunder.

     14. Notices. All notices and demands required or permitted hereunder shall be sufficiently given and deemed received by the Borrower on the date hand delivered to the Borrower or, if delivered after 5:00 p.m., on the next business day, on the business day following the day transmitted to the Borrower by overnight courier, or two business days after the date mailed in the U.S., first class, certified, return receipt requested, postage prepaid, addressed as follows:




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



                           Caribbean Air Services, Inc.
                           c/o  Amertranz Worldwide Holding, Inc.,
                           2001 Marcus Avenue
                           Lake Success, New York 11042
                           Fax (516) 326-2248
                           Attn: Chairman

or to such other address as the Borrower may notify the Lender or other holder hereof in writing mailed by certified mail, return receipt requested, to the address of the Lender as set forth above or such other address as then may have been designated for payment hereunder. No other method of giving notice or demand is hereby precluded.

     15. Choice of Law; Jurisdiction. This Note shall be governed, construed and enforced in accordance with the laws of the State of Maryland. The Borrower hereby consents to the exercise of personal jurisdiction over the Borrower by all state and federal courts situate in Baltimore City or Baltimore County, Maryland, and consents to the laying of venue in each such jurisdiction.

     16. Absolute Obligations. The obligations of the Borrower under this Note are irrevocable, absolute and unconditional, and are not subject to any claim or right of setoff. The Borrower hereby waives all rights to assert any setoff or counterclaim in any proceeding brought to enforce this Note.

     17. Waiver of Jury Trial. THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR OTHERWISE RELATING TO THIS NOTE.

     18. Modification. No modification, change, waiver or amendment of this Note shall be effective unless in writing and signed by the Borrower and the Lender or other holder hereof.

     19. Binding Effect. This Note shall be binding upon Borrower and its successors and assigns.

     20. Headings. The section headings in this Note are for reference only, and shall not limit or otherwise affect any of the terms hereof.

     21. Signature. This Note shall be binding upon the Borrower and the Borrower's successors and assigns.


                        [SIGNATURE APPEARS ON NEXT PAGE]




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


     IN WITNESS WHEREOF, the undersigned has executed this Note under seal, with the intention that it be a sealed instrument on the day and year first above written.

WITNESS/ATTEST:                         BORROWER:
                                        CARIBBEAN AIR SERVICES, INC.


_______/s/________________              By:      ______/s/________________(SEAL)
                                                         Michael Barsa
                                                         Vice President



STATE OF NEW YORK)
CITY/COUNTY OF  NEW YORK)

     I HEREBY CERTIFY, that on this 7th day of February, 1996, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Michael Barsa, who acknowledged himself to be the Vice President of Caribbean Air Services, Inc., a Delaware corporation, and that he, being authorized to do so, executed this Revolving Credit Promissory Note for the purposes contained therein by signing the Revolving Credit Promissory Note on behalf of such entity, in my presence.


                                            __________/s/________________(SEAL)
                                                     Notary Public

                                            My Commission Expires:______/_____



C62599C.198


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